FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT (this “Agreement”), dated of as January 15, 2009, by and between TXP CORPORATION, a Nevada corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) (“YA Global”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, on March 30, 2007, the parties hereto entered into a Securities Purchase Agreement (the “2007 Securities Purchase Agreement”);

WHEREAS, pursuant to the 2007 Securities Purchase Agreement, YA Global purchased from the Company, among other things, (i) Secured Convertible Note No. TXP-2-1 which was issued on March 30, 2007 in the original principal amount of $4,000,000, as amended, and (ii) Secured Convertible Note No. TXP-2-2 which was issued on December 11, 2007 in the original principal amount of $1,000,000, as amended (collectively, the “2007 Debentures”);

WHEREAS, on May 29, 2008, the parties hereto entered into a Securities Purchase Agreement (the “2008 Securities Purchase Agreement” and collectively with the 2007 Securities Purchase Agreement, the “Securities Purchase Agreements”);

WHEREAS, pursuant to the 2008 Securities Purchase Agreement, YA Global purchased from the Company (i) Secured Convertible Debenture No. TXPO 3-1 which was issued on May 29, 2008 in the original principal amount of $3,000,000 and (ii) Secured Convertible Debenture No. TXPO 3-2 which was issued on August 31, 2008 in the original principal amount of $1,500,000 (collectively, the “Debentures,” and along with the 2007 Debentures, the “Debentures”);

WHEREAS, pursuant to the Securities Purchase Agreements,  the Company has issued to YA Global the following warrants (collectively, the “Existing Warrants”) (i) Warrant issued on March 30, 2007 for 3,850,000 shares (Warrant No: CCP-1-2/A), (ii) Warrant issued on June 5, 2006 for 3,700,000 shares (Warrant No: CCP-2-2/A), (iii) Warrant issued on May 29, 2008 for 8,870,000 shares (Warrant No: TXPO-3-1), and (iv) Warrant issued on August 13, 2008 for 4,430,000 shares (Warrant No: TXPO-3-2);

WHEREAS, the Securities Purchase Agreements, the Debentures, the Warrants, and all documents and instruments entered into in connection therewith shall be referred to herein as the “Transaction Documents”) and capitalized terms which are used but not defined herein have the meaning given thereto in the Transaction Documents;

WHEREAS, the outstanding principal and accrued and unpaid interest on the Debentures is as follows:

Debenture Description	Principal Outstanding	Accrued and Unpaid Interest (as of December 17, 2008)
Secured Convertible Debenture due issued on March 30, 2007 in the original principal amount of $4,000,000 (TXP-2-1)	$4,000,000	$347,027
Secured Convertible Debenture issued on December 11, 2007 in the original principal amount of US $1,000,000 (TXP-2-2)	$1,000,000	$103,671
Secured Convertible Debenture issued on May 29, 2008 in the original amount of US$3,000,000 (TXPO 3-1)	$3,000,000	$199,232
Secured Convertible Debenture issued on August 13, 2008 in the original amount of US$1,500,000 (TXPO 3-2)	$1,500,000	$62,137

WHEREAS, the Company has failed to make payments pursuant to the Debentures that were due on December 15, 2008 (the “Payment Defaults”);

WHEREAS, the Company has failed to meet certain Milestones by December 15, 2008, the deadline to meet such Milestones (the “Milestone Defaults”);

WHEREAS, in addition, the Company has breached the terms of the Transaction Documents as set forth in the notice of default dated December 11, 2008 (such breaches collectively along with the Payment Defaults and the Milestone Defaults shall be referred to herein as the “Existing Defaults”);

WHEREAS, YA Global is willing to agree to forbear from exercising certain of its rights and remedies on the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.	ACKNOWLEDGMENTS.

a.
Acknowledgement of Obligations.  The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to YA Global under the Debentures and the Transaction Documents in the outstanding principal amount plus accrued and unpaid interest thereon set forth in the first Whereas clause above.  In addition to the principal and interest set forth herein, all interest accrued and accruing hereafter and all liquidated damages, fees, costs, expenses and other charges now or hereafter payable by the Company to YA Global under the Transaction Documents (collectively, the “Obligations”), are unconditionally owing by the Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b.
Acknowledgement of Security Interests.  The Company hereby acknowledges, confirms and agrees that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to (i) the Security Agreement between the Company and YA Global dated March 29, 2008, (ii) the intellectual property security agreement between the Company and YA Global dated March 29, 2008, (iii) the Security Agreement between the Company and YA Global dated March 30, 2007, or otherwise granted to or held by YA Global.

c.
Binding Effect of Documents.  The Company hereto acknowledges, confirms and agrees that:  (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to YA Global by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and (c) YA Global is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law.

2.	FORBEARANCE IN RESPECT OF CERTAIN EVENTS OF DEFAULT.

a.
Acknowledgement of Default.  The Company hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, and each constitutes an Event of Default and entitles YA Global to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise.  The Company further represents and warrants that as of the date hereof no other Event of Default under the Transaction Documents exists.  YA Global has not waived, presently do not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.  The Company hereby acknowledges and agrees that YA Global has the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Transaction Documents.

b.	Forbearance.

i.
In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, YA  Global agrees to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the “Forbearance Period”) commencing on the date hereof and ending upon the occurrence of any of the following events: (i) the Company fails to comply with any term, condition, or agreement set forth in this Agreement, or (ii) any occurrence or existence of any Event of Default, other than the Existing Defaults.

ii.
Upon the termination or expiration of the Forbearance Period, the agreement of YA Global to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit YA Global to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind.  This Agreement shall be deemed to satisfy any and all requirements by YA Global to notify the Company of the occurrence of the Existing Defaults and satisfies any obligation by YA Global to give the Company an opportunity to cure the Existing Defaults.

c.	No Other Waivers; Reservation of Rights.

i.
YA Global has not waived, is not by this Agreement waiving, and has no intentions of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and YA Global has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

ii.
Subject to Section 2(b) above (solely with respect to the Existing Defaults), YA Global reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and YA Global has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

3.	In consideration of the agreements set forth herein, the Company shall amend, as of the date hereof, the Exercise Price of all the Existing Warrants to $0.01 per share.

4.	PAYMENTS UNDER THE DEBENTURES.

a.
The Company shall make payment under the Debentures in the aggregate amount of $250,000 per month beginning on March 20, 2009, and continuing on the 20th day (or next business day, if such date is not a business day) of each successive calendar month thereafter (each, a “Payment Due Date”).  All such payment shall be made in accordance with the procedures for Installment Payments set forth in 2008 Debentures (i.e., such payments may be made in cash pursuant to a Company Redemption, or in Common Stock pursuant to a Company Conversion).   YA Global shall apply all such payments to principal and accrued interest owed under the Debentures in its sole discretion.

b.
YA Global agrees to defer all payments required to be made under the Debentures prior to March 20, 2009, until the earlier of (i) the expiration of the Forbearance Period, or (ii) March 30, 2010 (the maturity date of the first Debenture).

c.
In addition to the payments set forth above, the Company shall make (i) a balloon payment in the amount of $250,000 which shall be due and payable on June 30, 2009, and (ii) a balloon payment due and payable on February 15 of each year beginning in 2010 in the amount equal to one third of the Company’s gross profit for the full year immediately preceding the year in which such payment is due.  These payments shall be made in the same manner, and applied by YA Global in the same manner as described in Section 4.a. above.

d.	In addition to the payments to be made to YA Global in accordance with this Agreement, all amounts outstanding under each of Debenture shall be due and payable on such Debenture’s maturity date.

5.	COVENANTS

a.	Milestones. The Company covenants and agrees to meet each of the following corporate milestones (each a “Corporate Milestone”):

i.	The Company shall achieve positive cash flow from operations for the month ending on August 30, 2009, and cash flow from operations shall remain positive for each quarter thereafter.

ii.	Implement an acceptable cost cutting/growth plan approved by YA Global no later than January 30, 2009.

iii.
Enter into an acceptable agreement to YA Global with Cambridge Industries Group (“CIG”) by January 30, 2009 pursuant to which products representing at least $2,000,000 of the Company’s current and future orders will be manufactured and supplied at prices which result in average profit margins to the Company of at least 25%.

iv.
Enter into an acceptable agreement to YA Global with CIG by January 30, 2009 pursuant to which CIG agrees to fund the Company’s iPhotonics ONT operations per the agreed upon cost cutting/growth plan as referenced in Section 5(a)(ii) above through March 31, 2009 by paying the production margin proceeds from described in Section 5(a)(iii) above in advance.

i.
Retain a restructuring officer acceptable to YA Global by January 23, 2009, which restructuring officer shall have full discretion to approve all Company expenditures and execute the business plan as referenced in Section 5(a)(ii) above.

Failure to timely satisfy any Corporate Milestone shall be an Event of Default.

b.
Budgets.  The Company shall enter into payment arrangements and/or standstill agreements to satisfy all of its accounts payable and provide to YA Global a budget (the “Budget”) detailing such payments and arrangements on terms that are acceptable to YA Global by February 10, 2009.

c.
Deposit Control Account.  Reference is made to the Control Account Agreement (the “Control Account Agreement”) dated August 6, 2008, among Comerica Bank, a national banking association (“Bank”), the Company and YA Global.  On December 11, 2008, YA Global exercised its rights pursuant to the Control Account Agreement to direct the disposition of the Deposits (as defined in the Control Account Agreement) in the Control Account (as defined in the Control Account Agreement).  Upon delivery of an acceptable Budget as set forth in Section 5(b) above, YA Global shall notify the Bank that it is releasing its notice of exclusive control and the Company may use the Control Account solely to pay expenses in accordance with such approved Budget.  The Company hereby agrees that it will not open or cause to be opened any cash accounts whether with the Bank or any other bank without YA Global’s prior written consent.

d.
Increase of Authorized Common Stock.  The Company shall obtain the requisite approval of its shareholders via shareholder consent and file an information statement with the Securities and Exchange Commission by March 31, 2009 for the sole purpose of increasing the number of authorized shares of Common Stock to at least 700,000,000.  Management shall vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

e.
Further Assurances. The Company shall, from and after the execution of this Agreement, execute and deliver to YA Global whatever additional documents, instruments, and agreements YA Global may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in YA Global and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize YA Global to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, YA Global deems necessary to perfect or evidence YA Global’s security interests and liens in any such collateral.

f.
Non-Interference.  From and after the termination of the Forbearance Period, the Company agrees not to interfere with the exercise by YA Global of any of its rights and remedies.  The Company further agrees that it shall not seek to restrain or otherwise hinder, delay, or impair YA Global’s efforts to realize upon any collateral granted to YA Global, or otherwise to enforce its rights and remedies pursuant to the Transaction Documents.  The provisions of this Paragraph shall be specifically enforceable by YA Global.

g.
Cross Default.  The Company hereby acknowledges and agrees that any default or Event of Default under this Agreement or under any Transaction Document shall constitute an Event of Default under each other Transaction Document.

6.
RELEASE.  In exchange for the accommodations made by YA Global herein, the Company does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, “Company Parties”) RELEASE AND FOREVER DISCHARGE YA Global and its subsidiaries and its respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, “Buyer Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now has, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses.  The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

7.	PROVISIONS OF GENERAL APPLICATION

a.
Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents and this Agreement shall be read and construed as one agreement.

b.
Governing Law.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

c.
Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

TXP Corporation

By: /s/ Michael C. Shores
Name: Michael C. Shores
Title: Chief Executive Officer

YA Global Investments, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Troy Rillo
Name: Troy Rillo
Title: Senior Managing Director

SCHEDULE A

TRANSACTION DOCUMENTS